UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
On October 2, 2019, Sterling Construction Company, Inc. (the “Company”), as borrower, and certain of its subsidiaries, as guarantors, entered into a Credit Agreement (the “Credit Agreement”) with the financial institutions from time to time party thereto as lenders, BMO Harris Bank N.A., as administrative agent (the “Agent”), Bank of America, N.A., as syndication agent, and BMO Capital Markets Corp. and BofA Securities, Inc., as joint lead arrangers and joint book runners. The Credit Agreement provides the Company with senior secured debt financing in an amount up to $475,000,000 in the aggregate, consisting of (i) a senior secured first lien revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $75,000,000 (with a $75,000,000 limit for the issuance of standby and documentary letters of credit and a $15,000,000 sublimit for swing line loans) and (ii) a senior secured first lien term loan facility (the “Term A Loan Facility”) in the amount of $400,000,000 (collectively, the “Facilities”). The Credit Agreement also includes an increase option that will allow the Company to increase the Facilities by an aggregate principal amount of up to $100,000,000 subject to certain conditions contained in the Credit Agreement. The Facilities will mature on October 2, 2024.
The Company is obtaining the Facilities in order to facilitate the transactions contemplated by the Acquisition (as defined in Item 2.01), refinance existing indebtedness of the Company, finance capital expenditures, finance working capital, finance acquisitions permitted under the Credit Agreement, finance other general corporate purposes and fund certain fees and expenses associated with the closing of the Facilities and the Acquisition.
The obligations under the Facilities are unconditionally guaranteed, on a joint and several basis, by certain existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to certain exceptions. The obligations under the Facilities are secured by substantially all assets of the Company and the subsidiary guarantors, subject to certain permitted liens and interests of other parties (including the Company’s surety bonding providers).
Interest on the Facilities shall be set at rates of either the Base Rate or Adjusted London Interbank Offered Rate (“LIBOR”), at the Company’s option, plus the Applicable Margin (as defined in the Credit Agreement). The Base Rate option is the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Agent from time to time as its prime commercial rate; (b) the sum of (i) the rate determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent by two or more Federal funds brokers selected by the Agent for sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%; and (c) LIBOR for such day plus 1.00%. The Adjusted LIBOR option is the rate per annum determined by dividing LIBOR by (1 - the Eurodollar Reserve Percentage), all as defined in the Credit Agreement.
Interest on Eurodollar Loans (as defined in the Credit Agreement) is to be paid on the last day of each applicable interest period (1, 2, 3, 6 or 12 months), unless the applicable interest period is longer than 3 months, then on each day occurring every 3 months after the commencement of such interest period, and on the maturity date. Interest on Base Rate Loans (as defined in the Credit Agreement) is to be paid on the last day of every calendar quarter and on the maturity date. Principal payments on the Term A Loan Facility are due on the last day of each fiscal quarter in an amount equal to $5,000,000 in the first year, $7,500,000 in the second and third years, and $10,000,000 in the fourth and fifth years. The Revolving Facility may be repaid in whole or in part at any time, with final payment of all principal and interest then outstanding due on October 2, 2024. The Company is required to make mandatory prepayments on the Facilities with proceeds received from issuances of debt, events of loss and certain dispositions. The Company also is required to prepay the Facilities with its excess cash flow in an amount equal to (a) if the Total Leverage Ratio is greater than or equal to 2.50 to 1.00, 50% of excess cash flow, (b) if the Total Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00, 25% of excess cash flow and (c) if the Total Leverage Ratio is less than 2.00 to 1.00, 0% of excess cash flow, within 5 business days after receipt of its annual audited financial statements.
The Credit Agreement contains various usual and customary covenants that limit, among other things, the Company’s ability and certain of its subsidiaries’ abilities to incur certain indebtedness, grant certain liens, merge or consolidate, sell assets, make certain loans, enter into acquisitions, enter into affiliate transactions, pay subordinated debt, make investments and pay dividends. In addition, the Company is required to maintain the following financial covenants:

•
a Total Leverage Ratio at the last day of each fiscal quarter not to be greater than 4.00 to 1.00 ending on December 31, 2019 through and including June 30, 2020, 3.75 to 1.00 ending on September 30, 2020, 3.50 to 1.00 ending on December 31, 2020 through and including March 31, 2021, 3.25 to 1.00 ending on June 30, 2021 through and including September 30, 2021, and 3.00 to 1.00 ending on December 31, 2021 and thereafter; and

•
a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.20 to 1.00 as of the last day of each fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 2019.

The Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal or interest, material inaccuracy of representations and warranties, default under covenants, cross-defaults, bankruptcy and insolvency events, unsatisfied material judgments, ERISA, loan documents not being valid, default or breach under bonding agreements, and a change of control. If an event of default occurs, the lenders will be able to accelerate the maturity of the Facilities and exercise other rights and remedies.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On October 2, 2019, concurrently with the Company’s entry into the Credit Agreement described under Item 1.01 hereof, the Company terminated that certain Loan and Security Agreement, dated April 3, 2017, with Wilmington Trust, National Association, as agent, and the lenders party thereto, which provided for an $85,000,000 term loan (the “Prior Credit Agreement”). A description of the terms and conditions of the Prior Credit Agreement that are material to the Company was previously disclosed by the Company on its Current Report on Form 8-K filed April 4, 2017 and is incorporated herein by reference. The Company used a portion of the proceeds of the Credit Agreement described under Item 1.01, the description of which is incorporated herein by reference, to pay in full all outstanding borrowings under the Prior Credit Agreement, including the applicable prepayment premium of approximately $3,354,403 (which amount is equal to 5.00% of the aggregate principal amount, including any interest, fees or amounts added to principal, of the borrowings being repaid), and thereafter terminated the Prior Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On October 2, 2019, pursuant to the Equity Purchase Agreement (the “Purchase Agreement”) with Greg K. Rogers (“Rogers”), Philip T. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary A. Rogers 2018 Trust (collectively, the “Trusts”), LK Gregory Construction, Inc. (“LKGC”), Plateau Excavation, Inc. (“Plateau”), and DeWitt Excavation, LLC (“DeWitt” and, together with LKGC and Plateau, the “Acquired Companies”), the Company consummated the acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock of LKGC and Plateau, and all of the issued and outstanding equity interests in DeWitt, on the terms and subject to the conditions set forth in the Purchase Agreement, for aggregate consideration consisting of $375,000,000 in cash (as adjusted based on cash, indebtedness, transaction expenses and net working capital) paid to Rogers and the Trusts, 1,244,813 shares of the Company’s common stock (the “Shares”) issued to Rogers, and a $10,000,000 subordinated promissory note issued to Rogers. The Acquired Companies are engaged in the business of surveying, clearing and grubbing, erosion control, grading, grassing, site excavation, storm drainage, sanitary sewer and water main installation, drilling and blasting, curb and gutter, paving, concrete work and landfill services, in each case to general contractors and developers engaged in construction services, and engineering services relating thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 regarding the Credit Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
On October 2, 2019, the Company issued the Shares to Rogers as a portion of the consideration in the Acquisition. The information set forth under Item 2.01 regarding the Acquisition and related issuance of the Shares is incorporated herein by reference. The Shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder, as the offer and sale of the Shares did not involve a public offering. In addition, Rogers made representations and warranties to the Company in the Purchase Agreement regarding, among other things, his status as an accredited investors and his investment intent.

Item 3.03	Material Modification to Rights of Security Holders.
The information regarding the Credit Agreement set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.
On October 2, 2019, the Company issued a press release relating to the Credit Agreement and the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired
The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)     Pro Forma Financial
The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1
Credit Agreement, dated as of October 2, 2019, by and among Sterling Construction Company, Inc., the subsidiaries of the Company party thereto as Guarantors, the Lenders party thereto, BMO Harris Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, and BMO Capital Markets Corp. and BofA Securities, Inc., as Joint Lead Arrangers and Joint Book Runners

99.1	Press Release, dated October 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	October 2, 2019	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer